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                                                                  EXHIBIT   10.9

                                AMENDMENT NO. 2

                                       TO

              AGREEMENT BETWEEN GEN-PROBE INCORPORATED AND CHIRON
                                  CORPORATION

     This Amendment is made effective as of February 1, 2000 to the Agreement between Gen-Probe Incorporated and Chiron Corporation dated as of June 11, 1998, as previously amended (the "Agreement").

     The parties hereby agree to amend the Agreement as follows:

     1. DEFINITIONS. Capitalized terms not defined in this Amendment shall have the meanings set forth in the Agreement.

     2. APPLICABLE TO CHIRON AND GEN-PROBE ONLY. Subsequent to the execution of the Agreement, Chiron has assigned its rights and obligations under the Agreement with respect to the Clinical Diagnostics Field to Chiron Diagnostics Corporation ("CDC"), which is wholly owned by Bayer Corporation (CDC and Bayer Corporation collectively referred to as "Bayer"). Chiron retained all rights and obligations under the Agreement with respect to the Blood Screening Field. This Amendment is effective as between Chiron and Gen-Probe, and nothing herein shall affect any rights or obligations of Gen-Probe or Bayer with respect to each other.

     3.   CONFIDENTIALITY AND INVENTION OWNERSHIP

          A. Section 1.23 of the Agreement is hereby amended by placing a period (".") after the word "Agreement" at the end of clause (ii) in the first paragraph, and deleting the following words:

          "and (iii) marked, identified as, or otherwise acknowledged to be confidential at the time of disclosure to the other party."

          B. Section 8.1 of the Agreement is hereby amended by deleting the following sentence at the end of the Section:

          "Notwithstanding the foregoing and Section 1.23, unless otherwise mutually agreed in writing, neither party shall have any obligation to the other party pursuant to this Article 8 or pursuant to Article 9 with respect to use of Confidential Information of the Disclosing Party unless, prior to disclosure, such Confidential Information is specifically



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          identified in writing to the Receiving Party and the Receiving Party agrees in writing to accept such Confidential Information."

          C. Section 9.1.4(b) of the Agreement is hereby amended to read in full as follow:

          "(b) was made through or with, and would not have been made but for, the Inventing Party's use of Confidential Information of the other party (the "Disclosing Party"), if such information was confidential when the invention was made."

     By the signatures of their authorized officers below, Gen-Probe and Chiron adopt this amendment as of February 1, 2000.

CHIRON CORPORATION                            GEN-PROBE INCORPORATED



By: /s/ Rajen K. Dalal                    By:   /s/ Henry L. Nordhoff
   --------------------------                 ---------------------------
Name:                                      Name: Henry L. Nordhoff
Title: President, Chiron                   Title: President and
       Blood Testing                              Chief Executive Officer

                                           [APPROVED BY LEGAL
                                            DEPT. STAMP]

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